EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

LILLY INDUSTRIES, INC. AND SUBSIDIARIES
(In thousands, except per share data)



                                          Year Ended November 30
                                      1996         1995        1994
Primary:
  Average shares outstanding - -
    Note A                            22,600       22,677      22,660

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common share - -
    Note A                             $0.83        $0.89       $1.03
                                     =======      =======     =======

  Average shares outstanding - -
    Note A                            22,600       22,677      22,660
  Dilutive stock options based
     on treasury stock method
     using average market
     price - - Note A                    500          409         571
                                     -------      -------     -------
                                      23,100       23,086      23,231
                                     =======      =======     =======

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common
     and common equivalent
     share - - Note A                  $0.81        $0.88       $1.00
                                     =======      =======     =======
Fully diluted:
  Average shares outstanding - -
    Note A                            22,600       22,677      22,660
  Dilutive stock options based
     on treasury stock method
     using  the higher of year end,
     quarter end or average market
     price - - Note A                    600          423         590
                                     -------      -------     -------
                                      23,200       23,100      23,250
                                     =======      =======     =======

  Net Income                         $18,776      $20,264     $23,302
  Net Income per common
     and common equivalent
     share - - Note A                   $.81        $0.88       $1.00
                                     =======      =======     =======

Note A - - Amounts have been adjusted to recognize the effect of all stock splits and stock dividends through November 30, 1996.



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
                                                    Three Months Ended         Nine Months Ended
                                                 -------------------------     ----------------------
                                                  August 31       August 31     August 31   August 31
                                                    1997             1996         1997        1996
                                                 ----------       ----------    --------   ---------
Primary:
 Average shares outstanding                        23,000            22,650       22,900      22,600

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common share                      $  0.33           $  0.31      $  0.86     $  0.49
                                                  =======           =======      =======     =======

Average shares outstanding                         23,000            22,650       22,900      22,600
Dilutive stock options based
 on treasury stock method
 using average market
 price                                                400               400          500         400
                                                  -------           -------      -------     -------
                                                   23,400            23,050       23,400      23,000

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common
  and common equivalent
  share                                           $  0.33           $  0.30      $  0.85     $  0.48
                                                  =======           =======      =======     =======

Fully diluted:
 Average shares outstanding                        23,000            22,650       22,900      22,600
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price                                        400               450          500         450
                                                  -------           -------      -------     -------
                                                   23,400            23,100       23,400      23,050

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common
  and common equivalent
  share                                           $  0.33           $  0.30      $  0.85     $  0.48
                                                  =======           =======      =======     =======